Exhibit 10.1

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between Hudson Metro Center, LLC, a Delaware limited liability company (“Landlord”), and Qualys, Inc., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Intentionally Omitted); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit G (Form of Letter of Credit); Exhibit H-1 (Outline and Location of Suite 200 Potential Offering Space); Exhibit H-2 (Outline and Location of Suite 250 Potential Offering Space); Exhibit I (Outline and Location of Building Signage); Exhibit J (Sample Statement); Exhibit K (Outline of Bicycle Lockers) and Exhibit L (Form LOC Cancellation Consent Letter).

1 BASIC LEASE INFORMATION.

1.1	Date:		October 14, 2016

1.2	Premises.

	1.2.1	“Building”:	919 East Hillsdale Boulevard, Foster City, California, commonly known as 919 East Hillsdale Boulevard.

	1.2.2	“Premises”:	75,275 rentable square feet of space described as (i) 5,441 rentable square feet located on the first floor of the Building and commonly known as Suite No. 125 (“Suite No. 125”), (ii) 35,748 rentable square feet located on the third floor of the Building and commonly known as Suite No. 300, and (iii) 34,086 rentable square feet located on the fourth floor of the Building and commonly known as Suite No. 400, each of which are outlined and located on Exhibit A hereto. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, the project containing the Property and any other land, buildings or other improvements.

1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	May 1, 2018. However, from February 1, 2017 through November 30, 2017 (such period being the “Early Entry Period”), Tenant may enter the Premises for the Permitted Use and for the purpose of installing telecommunications and data cabling, equipment, furnishings, improvements (including, without limitation, the Tenant Improvement Work) and other personal property in the Premises. All of Tenant’s obligations hereunder shall apply during the Early Entry Period other than the obligation to pay Monthly Rent; provided, however, that if Tenant has entered the Premises during the Early Entry Period for the Permitted Use, then during such Early Entry Period Tenant shall be obligated to perform all of its obligations under the Lease and to pay Monthly Rent (other than Base Rent). Beginning on December 1, 2017 and continuing through April 30, 2018 (such period being the “Beneficial Occupancy Period”), Tenant shall have possession of the Premises for the Permitted Use (defined below). Other than the obligation to pay Monthly Rent (defined below), all of Tenant’s obligations hereunder shall apply during the Beneficial Occupancy Period.

	1.3.3	“Expiration Date”:	The last day of the 120th full calendar month beginning on the Commencement Date.

1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
May 1, 2018 – April 30, 2019	$43.80	$3.65	$274,753.75
May 1, 2019 – April 30, 2020	$45.11	$3.76	$282,996.36
May 1, 2020 – April 30, 2021	$46.47	$3.87	$291,486.25
May 1, 2021 – April 30, 2022	$47.86	$3.99	$300,230.84
May 1, 2022 – April 30, 2023	$49.30	$4.11	$309,237.77
May 1, 2023 – April 30, 2024	$50.78	$4.23	$318,514.90
May 1, 2024 – April 30, 2025	$52.30	$4.36	$328,070.35
May 1, 2025 – April 30, 2026	$53.87	$4.49	$337,912.46
May 1, 2026 – April 30, 2027	$55.48	$4.62	$348,049.83
May 1, 2027 – April 30, 2028	$57.15	$4.76	$358,491.33

1.5	Intentionally Omitted.

1.6	“Tenant’s Share”:	53.6942% (based upon a total of 140,192 rentable square feet in the Building).

1.7	“Permitted Use”:

With respect to those portions of the Premises other than Suite No. 125, general office use (including, without limitation, use of the Premises for administration, sales, operation of computers and computers servers in relation thereto), all of which shall be consistent with a first-class office building.

With respect to Suite No. 125 within the Premises, (i) general office use (including, without limitation, use of the Premises for administration, sales, operation of computers and computers servers in relation thereto), (ii) the shipping and receiving of Tenant’s previously manufactured scanner appliances, (iii) the assembly of such scanners by installing software therein and installing pre-manufactured parts/components therein by means of bolts, screws and the like (but not by means of soldering, use of Hazardous Materials (defined below) or similar manufacturing process), and (iv) the repair of such scanners by replacing parts or software thereto in the same method as the assembly method described above, all of which shall be consistent with a first-class office building.

1.8.	“Security Deposit”:	$00.00, as more particularly described in Section 21.

	Prepaid Base Rent:	$274,753.75, as more particularly described in Section 3.

	Prepaid Additional Rent:	$97,857.50 as more particularly described in Section 3.

1.9	Parking:	220 unreserved parking spaces, at the rate of $00.00 per space per month.

1.10	Address of Tenant:

Before the Commencement Date:

1600 Bridge Parkway

Redwood City, CA

Attn: General Counsel

From and after the Commencement Date:

919 East Hillsdale Blvd., 4th Floor

Foster City, CA 94404

Attn: General Counsel

1.11	Address of Landlord:

Hudson Metro Center, LLC

c/o Hudson Pacific Properties

950 Tower Lane, Suite 1800

Foster City, California 94404

Attn: Building manager

with copies to:

Hudson Metro Center, LLC

c/o Hudson Pacific Properties

950 Tower Lane, Suite 1800

Foster City, California 94404

Attn: Managing Counsel

and Hudson Metro Center, LLC c/o Hudson Pacific Properties 11601 Wilshire Boulevard, Suite 900 Los Angeles, California 90025 Attn: Lease Administration

1.12	Broker(s):	Colliers International (“Tenant’s Broker”), representing Tenant, and Cushman & Wakefield (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” mean 8:00 a.m. to 7:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14	“Tenant Improvements”:	Defined in Exhibit B.

1.15	“Guarantor”:	None.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (if any) (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder and the installment of Additional Rent for Expenses and Taxes for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager and which fee is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Property (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 5) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or other items before the date hereof); (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii)); (b) depreciation; (c) principal and interest payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience; (k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (l) advertising and promotional expenses; (m) Landlord’s charitable and political contributions; (n) ground lease rental; (o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (p) costs of services or benefits made available to other tenants of the Building but not to Tenant; (q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (r) any expense for which Landlord has received actual reimbursement from a third party (other than from a tenant of the Building pursuant to its lease); (s) costs of curing defects in design or original construction of the Property; (t) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs; (u) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; (v) Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance); (w) reserves; (x) bad debt expenses; (y) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.;The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.); or (z) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property).

If, during any portion of any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself), Expenses for such Expense Year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants) during such portion of such Expense Year.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other receipts from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents or receipts attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5. If any assessment included in Taxes can be paid by Landlord in installments, such assessment shall not be included in Taxes in any calendar year in an amount exceeding that which would be included in Taxes in such calendar year if such assessment were paid in the maximum number of installments permitted by Law.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expenses and Taxes.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth (with a level of detail not less than that shown on the sample Statement attached hereto as Exhibit J) the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before June 1 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 120 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expenses and/or Taxes for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California with experience reviewing books and records kept for Comparable Buildings and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Landlord and Tenant determine that the sum of Expenses and Taxes for the Expense Year in question was overstated by more than 5%, Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review (not to exceed $5,000.00). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5 USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or unreasonably annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, occupancy and, other than with respect to elements of the Base Building, the condition and configuration of the Premises, or (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area or the Base Building becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2) that is not typical for general office use, any trade fixture that is not typical for general office use or because any use of the Premises that is not general office use, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 3% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. As used herein, “Supplemental System” means any Unit (defined in Section 25.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. As used herein, “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. As used herein, “Base Building” means the structural portions of the Building, together with the Base Building Systems.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law (including, without limitation, to address any change necessary to the Common Area or Base Building required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement that is typical for general office use, any trade fixture that is typical for general office use or because any use of the Premises that is general office use); provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that (x) Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof, or (y) non-compliance arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that (i) no cost or liability shall be imposed upon Tenant as a result of such contest, and (ii) after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and, in an amount of no less than 187 tons, air conditioning (“HVAC”) in season during Building HVAC Hours, stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) intentionally omitted; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service) and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $25.00 per hour, subject to change from time to time to the Building’s then standard rates (provided, however, that any increase in such rates shall not exceed 10% per annum). Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load (which for purposes hereof, shall mean six (6) watts per useable square foot of connected load to the Premises, exclusive of any HVAC system that is part of the Base Building System), and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (defined in Section 25.2) (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

6.4 Janitorial Service to Premises. Tenant, at its expense, shall provide all trash-disposal, janitorial, cleaning and pest-control services to the interior of the Premises, on a regular basis, so that the Premises are kept in a reasonably neat, clean and pest-free condition. Without limiting the foregoing, trash, garbage and other waste shall be kept only in sanitary containers installed by Tenant in the Premises, and all containers and equipment in the Premises for the storage or disposal of such materials shall be kept in a clean and sanitary condition. All trash, garbage and other waste collected in the Premises, when removed by Tenant from the Premises, shall be deposited in containers provided by Landlord for such purpose in the Common Areas, subject to such reasonable rules and procedures as

Landlord may establish from time to time. Landlord shall have no obligation to provide trash-disposal, janitorial, cleaning or pest-control services to the interior of the Premises, and the incremental cost of providing such services to the interiors of other tenant suites shall be excluded from Expenses.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs (including replacements) to, and keep in good condition and repair, (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 15 days before commencement of work and shall not be unreasonably withheld, conditioned or delayed by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost less than $25,000.00; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises. For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain a payment and performance bond reasonably satisfactory to Landlord; (c) following completion of such Alteration, Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 3% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord), (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance in amounts and coverages as Landlord may reasonably require; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s reasonable construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements (other than any Unit, which shall be governed by Section 25.5) are not, in Landlord’s reasonable judgment, typical office improvements, then before the expiration or earlier termination hereof, Tenant (at Tenant’s expense) shall remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements. If Tenant fails to timely perform any work required under the preceding sentence, Landlord may perform such work at Tenant’s expense. When Landlord approves any Tenant Improvements or Alterations (or, in the case of any Tenant Improvements or Alterations not requiring Landlord’s approval hereunder, within 10 business days after Tenant’s request), Landlord shall identify any such Tenant Improvements or

Alterations that, in Landlord’s judgment, are not typical office improvements (and therefore must be removed by Tenant pursuant to this Section 8).

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien (by bonding or otherwise) within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) any negligence or willful misconduct in relation to this Lease or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any (i) any negligence or willful misconduct in relation to this Lease or breach of this Lease of or by any Landlord Party, or (ii) any failure of Landlord to cause the Base Building and the Common Areas to comply with all Laws (including the ADA), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Tenant Party (including any breach of any obligation of Tenant, under Section 5.1 or 7.3 or any other provision hereof, to cause or pay for any compliance with Law described in the preceding clause (ii)).

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”) and (iii) Tenant’s Building Signage (defined below). Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) include the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least

7 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) including the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.

10.4 Subrogation. Notwithstanding any provision in this Lease to the contrary (but subject to the provisions set forth in Section 11 below) each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord (but not more than once in any 5 year period), but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate; (b) Special Cause of Loss or All Risk Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt to the extent that the shortfall in proceeds resulting therefrom (less any amounts Tenant contributes in its sole discretion) exceeds $500,000.00; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies plus any applicable deductibles (other than any earthquake insurance deductible that Landlord does not elect to fund in order to perform the Landlord Repairs), to the extent that the shortfall in proceeds (less any amounts Tenant contributes in its sole discretion) exceeds $500,000.00; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last 12 months of the Term; provided, however, that Landlord may not terminate this Lease pursuant to this sentence unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other similarly situated leases of space in the Project. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand; provided, however, that Landlord shall promptly return to Tenant the amount, if any, by which the sum of such insurance proceeds plus any such excess paid to Landlord on an estimated basis exceeds the actual cost of such restoration. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 10% of the rentable square footage of the Premises, or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for (a) any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, (b) for moving expenses, and (c) the unamortized portion of the lesser of (i) any amount paid by Tenant, without reimbursement by Landlord, for the construction of any then-existing Tenant-Insured Improvements that were installed pursuant hereto and taken in such Taking, or (ii) the amount obtained by multiplying (A) the value of such Tenant-Insured Improvements, as determined in accordance with applicable Law, by (B) a fraction, the numerator of which is such amount paid by Tenant, without reimbursement by Landlord, for the construction of such Tenant-Insured Improvements, and the denominator of which is the total cost of construction of such Tenant-Insured Improvements, so long as such claim is payable separately to Tenant and, except to the extent of the amount described in the preceding clause (c), does not diminish the award available to Landlord or any Security Holder. For purposes of the preceding sentence, the amortization of any Tenant-Insured Improvements shall be computed over the period commencing upon the substantial completion of such Tenant-Insured Improvements and expiring at the end of the initial Term (or, if such Tenant-Insured Improvements are installed during an extension Term, at the end of such extension Term). If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (and, for periods not exceeding seven (7) consecutive days, its business invitees who engage in such occupancy or use in the ordinary course of business), or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent in violation of this Section 14 shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Concurrently with

Tenant’s delivery of the Transfer Notice, Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 Intentionally omitted; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project and Landlord or its Affiliate has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs; or

14.2.6 The use to be made of the Contemplated Transfer Space is a use which would be prohibited by any other portion of this Lease.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord withholds its consent in breach of this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), a Change of Control, or a sublease (including any expansion rights) of less than 100% of the rentable square footage of the then existing Premises, Landlord, by notifying Tenant within 15 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any

Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases where Tenant is not an entity listed on a recognized securities exchange, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under the Lease) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, permit a Change of Control to occur, sublease any portion of the Premises to an Affiliate of Tenant or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (provided that if such pre-Transfer notice and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the Transfer), Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of a sublease, the subtenant executes and delivers to Landlord, at least 10 business days before taking occupancy, an agreement reasonably acceptable to Landlord which (A) requires the subtenant to assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space and to be bound by each provision hereof that limits the liability of any Landlord Party, and (B) provides that if either a Landlord Party or the subtenant institutes a suit against the other for violation of or to enforce such agreement, or in connection with any matter relating to the sublease or the subtenant’s occupancy of the Contemplated Transfer Space, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees; (iii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment (provided that if such pre-assignment execution and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the assignment), a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iv) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (v) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (vi) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vii) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear, damages resulting from a Casualty or Taking and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17 SUBORDINATION; ESTOPPEL CERTIFICATES; FINANCIALS.

17.1 This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder and agree to continue this Lease, without material modification, as a direct lease between Tenant, as tenant, and such party, as landlord, provided that such party agrees, subject to the terms of a commercially reasonable non-disturbance agreement, to recognize Tenant’s rights as tenant hereunder and continue this lease as a direct lease between such party, as landlord, and Tenant, as tenant. Within 10 business days after request by Landlord, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement as provided above in this Section 17.1. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2 Landlord represents and warrants that, as of the date hereof and to its actual knowledge (without duty of inquiry), there are no deeds of trusts or mortgages against the Building nor the parcel of land upon which such Building is located. Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder.

17.3 Tenant acknowledges that Landlord leases the land underlying the Building pursuant to the Ground Lease (defined below) and Landlord is currently both the ground lessee and the ground lessor under such Ground Lease. Tenant agrees that in the event of any merger of the ground leasehold interest with the fee ownership of the Premises or other termination of the Ground Lease relating to the Premises, this Lease shall not be terminated or destroyed as a result thereof (including, without limitation, by the application of the doctrine of merger) and this Lease shall continue in full force and effect notwithstanding any such merger or such other termination. In such event, Landlord (for itself as fee owner of the Premises and ground lessor under the Ground Lease and for any successor thereto) hereby agrees to recognize Tenant’s rights as tenant hereunder and continue this Lease as a direct lease. To the extent there is any inconsistency between the terms of this Section 17.3 and the terms and provisions of Sections 17.1 and 17.2 above, the terms of this Section 17.3 hereof shall prevail. As used herein, “Ground Lease” shall mean the ground lease with respect to the property located at 919 East Hillsdale Boulevard, Foster City, California, originally dated April 30, 1998, between Metro Center Tower LLC, a California limited liability company, as the ground lessor, and Spieker Properties, L.P., a California limited partnership, as ground lessee, as thereafter amended and assigned.

18 ENTRY BY LANDLORD. At all reasonable times and upon no less than one (1) business days’ notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. Without limiting the foregoing, except in an emergency, any unreasonably noisy or otherwise disruptive work performed by Landlord in the Premises pursuant to this Section 18 shall be performed outside of normal business hours. Except in an emergency, Tenant may have one of its employees accompany Landlord if Tenant makes such employee available when Landlord enters the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Tenant diligently pursues such cure); or

19.1.3 Intentionally omitted; or

19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3(c) or (d).

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision during such 12-month period shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any additional notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 3(b) above. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it breaches a provision hereof and such breach continues for 30 days after notice from Tenant; provided that if such breach cannot reasonably be cured within such 30-day period, Landlord shall not be in default as a result of such breach if Landlord diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Tenant’s notice. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the Landlord’s interest in the Building; (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any liability for any judgment or deficiency, and Tenant waives and releases such liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21 SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22 INTENTIONALLY OMITTED.

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, installed by or for the benefit of Tenant pursuant to this Lease.

24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord based on the number and type of parking spaces Tenant is entitled to use. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge described in Section 1.9 hereof for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 25.1.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, fire, war, terrorist act, shortage of labor or materials, governmental action (including, without limitation, governmentally required evacuations), civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, or (ii) any obligation under Section 10 or 25.3.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets that is not discharged within 30 days, or (C) the attachment or other judicial seizure of all or substantially all of its assets that is not discharged within 30 days, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Except to the extent otherwise expressly permitted by the terns of this Lease, Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s written request at the time of Landlord’s approval of such Unit, Tenant, at its expense, shall remove the Unit (at the expiration or earlier termination hereof) and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8) (the installation of which shall be subject to Section 7 of the Lease, including, without limitation, Landlord’s reasonable approval, not to be unreasonably withheld, conditioned or delayed), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) at Landlord’s cost, Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. Notwithstanding the foregoing, with respect to any Unit that may require repair or replacement, Tenant shall have the right in its sole discretion to elect to repair or replace the same or elect to decommission (and not repair or replace) the same.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Landlord shall pay a brokerage commission to Tenant’s Broker subject to the terms of a separate written agreement to be entered into between Landlord and Tenant’s Broker.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR

ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar or replacement section or Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130 or any similar or replacement section or Law; and (b) any right to terminate this Lease under California Civil Code § 1995.310 or any similar or replacement section or Law.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used herein in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party. If any provision of this Lease requires an approval, consent, selection or judgment by either Landlord or Tenant, then, except to the extent that another standard (such as “good faith,” “sole and absolute discretion,” or a particular response time) is expressly set forth, such approval, consent, selection or judgment shall not be unreasonably withheld, conditioned or delayed.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination thereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Security Holder under California Public Resources Code § 25402.10 or any similar Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

Hudson Metro Center, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member

	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

		By:	/s/ Mark T. Lammas
		Name:	Mark T. Lammas
		Title:	COO & CFO

TENANT:

Qualys, Inc., a Delaware corporation

By:	/s/ Melissa Fisher
Name:	Melissa Fisher
Title:	Chief Financial Officer

EXHIBIT A

919 EAST HILLSDALE BOULEVARD

OUTLINE OF PREMISES

See Attached

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

1

SUITE
300
0 4 8 16 32FT

IDARCHITECTURE
6700 Koll Center Parkway, Suite 110
Pleasanton, CA 94566
Tel: 925.484.5245 / Fax: 925.484.5206
www.idarchitecture.com

Floor 3

METRO CENTER
919 E. HILLSDALE, FOSTER CITY, CA
9-22-2015

HUDSON PACIFIC PROPERTIES
Hudson Pacific Properties
121 Spear Street, Suite 120
San Francisco, CA 94105
Tel: 415.777.4100

SUITE
400
0 4 8 16 32FT

IDARCHITECTURE

6700 Koll Center Parkway, Suite 110
Pleasanton, CA 94566
Tel: 925.484.5245 / Fax: 925.484.5206
www.idarchitecture.com

Floor 4

METRO CENTER
919 E. HILLSDALE, FOSTER CITY, CA
9-22-2015

Hudson Pacific Properties
121 Spear Street, Suite 120
San Francisco, CA 94105
Tel: 415.777.4100

EXHIBIT B

919 EAST HILLSDALE BOULEVARD

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Premises by Tenant pursuant to this Work Letter;

(ii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements;

(iii)	“law” means Law; and

(iv)	“Agreement” means the lease of which this Work Letter is a part.

1	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $7,903,875.00 to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance by November 30, 2018, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of Allowance.

1.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) Tenant’s project manager fees (not to exceed $75,000.00); (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including (without limitation) construction labor, materials and after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by law; (g) the Coordination Fee (defined in Section 2.3 below); (h) sales and use taxes; and (i) other than in satisfaction of its obligations under Section 5 of the Lease, all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement. Subject to the terms hereof, Landlord shall make monthly disbursements of the Allowance for Allowance Items as follows:

1.2.2.1 Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably approved by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed; (ii) copies of all third-party contracts (including change orders) pursuant to which Allowance Items have been incurred (collectively, the “Tenant Improvement Contracts”); (iii) copies of invoices for all labor and materials provided to the Premises and covered by such request for payment; (iv) executed conditional mechanic’s lien releases from all parties who have provided such labor or materials to the Premises (along with executed unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying California Civil Code §§ 8132 and/or 8134, as applicable; and (v) all other information reasonably requested by Landlord. Subject to the terms hereof, within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable jointly to Tenant and its contractor, in the amount of the lesser of

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(a) Landlord’s Share (defined below) of the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention (the aggregate amount of such retentions shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request. As used in this Section 1.2.2.1, “Landlord’s Share” means the lesser of (i) 100%, or (ii) the percentage obtained by dividing the Allowance by the estimated sum of all Allowance Items, as determined based on the Tenant Improvement Contracts.

1.2.2.2 Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention, together with any other undisbursed portion of the Allowance required to pay for the Allowance Items, within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all Tenant Improvement Contracts; (ii) copies of invoices for all labor and materials provided to the Premises; (iii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8134 for all prior payments made pursuant to Section 1.2.2.1 above (to the extent not previously provided to Landlord), together with executed unconditional final mechanic’s lien releases satisfying California Civil Code § 8138 for all labor and materials provided to the Premises subject to the Final Retention; (iv) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (v) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (vi) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment requests.

2	MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of this Agreement.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Agreement. As used herein, “Required Period” means (a) 10 business days in the case of construction drawings, and (b) 5 business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis for Landlord’s disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3 Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 3.00% of the hard cost of the Tenant Improvement Work (which Coordination Fee shall not exceed $75,000.00).

2.4 Tenant Default. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Premises.

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EXHIBIT C

919 EAST HILLSDALE BOULEVARD

INTENTIONALLY OMITTED

1

EXHIBIT D

919 EAST HILLSDALE BOULEVARD

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register (if applicable), and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, evacuation, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord may reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or (other than by reasonable methods in order to hang customary

1

lightweight office decorations such as pictures and whiteboards) drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent.

10. Except for snack and soft drink/coffee vending and similar machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal thereof. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals legally required to be admitted), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. Except for light cooking performed within the Premises’ kitchens (if any) in compliance with all applicable Laws and with prior written notice to Landlord, no cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products (unless such smoking is to occur outdoors, in compliance with all applicable Laws, and not within 65 feet of an entrance to a building) or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall not, without Landlord’s

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prior written consent (which consent may be granted or withheld in Landlord’s sole and absolute discretion), allow any employee, contractor or agent to carry any type of gun or other firearm in or about the Premises, the Building or the Project.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed); (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent or LED and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Intentionally omitted.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 (as may be amended or replaced) and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, none of the Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

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EXHIBIT E

919 EAST HILLSDALE BOULEVARD

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

(a) It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, subject to the exclusions set forth in (b) below, any and every action, proceeding or cross-claim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).

(b) Excluded from the requirement of judicial reference set forth above are (i) actions to seek emergency injunctive relief, preliminary injunctive relief, unlawful or forcible detainer, or a prejudgment writ of attachment and (ii) any dispute for which an alternative dispute resolution procedure is otherwise expressly provided in the Lease (including any exhibits thereto). The actions described in (i) above may be brought in the trial court in the county in which the Premises are located; provided, however, that as soon as practicable after the trial court rules on one or more of the above issues, the parties shall refer the lawsuit, and any remaining issues, controversies, or disputes to a referee, as provided in this section and the Referee Sections.

(c) Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease.

(d) The exclusive venue of the proceedings shall be in the county in which the Premises are located.

(e) Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from the panels offered by JAMS or ADR Services, Inc. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor shall the referee have the power to award any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover such damages.

(f) The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law.

(g) The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery, including all expert discovery (but excluding motions regarding discovery) be concluded within six (6) months of the date of

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the appointment of the referee, and (b) a trial date be set so that the trial proceeding is held no more than nine (9) months after the date of the appointment of the referee.

(h) In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

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EXHIBIT F

919 EAST HILLSDALE BOULEVARD

ADDITIONAL PROVISIONS

1.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

2.	Letter of Credit.

2.1.	General Provisions. Concurrently with its execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for Tenant’s performance of its obligations under this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) that (a) is substantially in the form of Exhibit G (or another form approved by Landlord in its sole and absolute discretion), (b) is in the amount of $1,200,000.00 (the “Letter of Credit Amount”), (c) names Landlord as beneficiary, and (d) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement (defined below) and is otherwise acceptable to Landlord in its reasonable discretion. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” at a particular time only if such financial institution then (i) has not been placed into receivership by the FDIC, and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its Affiliates as a condition to accepting letters of credit in support of new leases. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) occurring 60 days after the scheduled expiration date of the Term, as it may be extended from time to time.

2.2.	Replacement of Letter of Credit.

A.	If the Letter of Credit held by Landlord expires or terminates before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver to Landlord, not later than 45 days before such expiration or termination, a new Letter of Credit, or a certificate of renewal or extension of the Letter of Credit held by Landlord, in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds (defined in Section 2.3 below) then held by Landlord) and otherwise satisfying all of the requirements set forth in the first sentence of Section 2.1 above (the “LC Requirements”).

B.	If, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord does not meet the Minimum Financial Requirement, then Tenant, within 15 business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit that (i) is issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in its reasonable discretion, and (ii) is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced along with a letter to the issuer signed and dated by Landlord on Landlord’s letterhead in the form attached to the Lease as Exhibit L.

C.	If, at any time before the Final LC Expiration Date, the amount of the Letter of Credit held by Landlord is less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord), then Tenant, within 10 business days after Landlord’s demand, shall either (i) deliver to Landlord an additional Letter of Credit that is in an amount not less than the amount of such shortfall and otherwise satisfies all of the LC Requirements, or (ii) deliver to Landlord, in replacement of the Letter of Credit held by Landlord, a new Letter of Credit that is in an amount not less than the Letter of Credit Amount (less the amount of any unapplied Proceeds then held by Landlord) and otherwise satisfies all of the LC Requirements (whereupon, in the case of this clause (ii), Landlord shall return to Tenant the Letter of Credit that is being replaced).

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2.3.	Drawings Under Letter of Credit; Use of Proceeds. If Tenant breaches any provision of this Lease (including any provision of Section 2.2 above) and either (a) such breach continues beyond any applicable notice and cure period or (b) this Lease expires or terminates, Landlord, without limiting its remedies and without notice to Tenant, may draw upon the Letter of Credit and either (a) use all or part of the proceeds of the Letter of Credit (“Proceeds”) to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2, or (b) hold the Proceeds, without segregation, until they are applied as provided in the preceding clause (a) or paid to Tenant pursuant to Section 2.4 below.

2.4.	Payment of Unapplied Proceeds to Tenant. Upon receiving any new or additional Letter of Credit (or any certificate of renewal or extension of a Letter of Credit) satisfying the applicable requirements of Section 2.2 above, Landlord shall pay to Tenant any unapplied Proceeds then held by Landlord, except to the extent, if any, that the amount of the Letter of Credit then held by Landlord is less than the Letter of Credit Amount. In addition, any unapplied Proceeds shall be paid to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required under this Lease, or (c) determination of the final Rent due from Tenant.

2.5.	Nature of Letter of Credit and Proceeds. Landlord and Tenant acknowledge and agree that, subject to the terms of this Section 2, neither the Letter of Credit nor any Proceeds are (i) the property of Tenant or its bankruptcy estate, or (ii) intended to serve as, or in lieu of, a security deposit.

2.6	Intentionally Omitted.

2.7	Return of Letter of Credit. Upon the expiration or earlier termination of Tenant’s obligation to maintain the Letter of Credit pursuant to the terms hereof (or otherwise upon the 61st day after expiration or earlier termination of the Lease), Landlord shall return to Tenant any then undrawn portion of such Letter of Credit along with a letter to the issuer signed and dated by Landlord on Landlord’s letterhead in the form attached to the Lease as Exhibit L.

3.	Extension Option.

3.1.	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the expiration date of the Lease and ending on the fifth anniversary of such expiration date (the “Extension Term”), if:

(a)	not less than 9 and not more than 12 full calendar months before the expiration date of the Lease, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 3.5 below) rate for the Extension Term;

(b)	no Default exists when Tenant delivers the Extension Notice;

(c)	no more than 35% of the Premises is sublet (other than to an Affiliate of Tenant) when Tenant delivers the Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

3.2.	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease.

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3.3.	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 3.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in Foster City, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.	If each party selects an Agent in accordance with Section 3.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.

Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month

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ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

3.4.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 3, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Mateo/Foster City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.6.	Intentionally Omitted.

4.	Right of First Offer.

4.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 4, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 18,817 rentable square feet known as Suite No. 200 on the second floor of the Building shown on the demising plan attached to the Lease as Exhibit H-1, and (ii) the 17,205 rentable square feet known as Suite No. 250 on the second floor of the Building shown on the demising plan attached to the Lease as Exhibit H-2. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 4, shall provide Tenant with a written notice (for purposes of this Section 4, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 4.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is leased to a third party as of (or at any time after), the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for

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such Potential Offering Space. Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 4, a “Notice of Exercise”) within 10 days after receiving the Advice.

B.	If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 4.1.A above, Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.	Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	25% or more of the Premises is sublet (other than to an Affiliate of Tenant);

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	Tenant is not either occupying the Premises nor preparing the same for occupancy.

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

4.2.	Terms for Offering Space.

A.	The term for the Offering Space shall be coterminous with the term for the balance of the Premises.

B.	The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice shall prevail to the extent they conflict with the provisions of the Lease.

C.	Tenant shall pay Monthly Rent for the Offering Space in accordance with the provisions of the Advice. The Advice shall reflect the Prevailing Market (defined in Section 4.5 below) rate for the Offering Space as determined in Landlord’s reasonable judgment.

D.	Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and commencement of the term for the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.

4.3.	Termination of Right of First Offer; Ongoing Right.

A.	Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after April 30, 2027.

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B.	If Landlord leases a Potential Offering Space to a third party as permitted under Section 4.1 above and subsequently determines that such Potential Offering Space has again become Available, then the provisions of this Section 4 shall apply again to such Potential Offering Space.

4.4.	Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord and Tenant, within a reasonable period of time thereafter, shall enter into an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 4. An otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

4.5.	Definition of Prevailing Market. For purposes of this Section 4, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under leases and expansion amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Mateo/Foster City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space.

4.6.	Subordination. Notwithstanding any contrary provision hereof, if Landlord, as permitted under Section 4.1.B or 4.1.C above, leases any Potential Offering Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space (and if, in the case of any such lease permitted under Section 4.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

5.	Monument Signage.

5.1.	Tenant’s Right to Monument Signage. Subject to the terms of this Section 5, from and after the date hereof, Tenant shall have the right to have signage (“Tenant’s Monument Signage”) bearing Tenant’s Name (defined below) installed on the top panel of the monument sign located on the southwest corner of East Hillsdale Boulevard and West Parkway Lane (the “Monument Sign”). As used in this Section 5, “Tenant’s Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (for purposes of this Section 5, “Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, Tenant’s rights under this Section 5 shall be personal to the party named as Tenant in the first paragraph of this Lease (for purposes of this Section 5, “Original Tenant”) and to any successor to Original Tenant’s interest in the Lease that acquires its interest in the Lease solely by means of one or more Permitted Transfers originating with Original Tenant, and may not be transferred to any other party.

5.2.	Landlord’s Approval. Any proposed Tenant’s Monument Signage shall comply with all applicable Laws and shall be subject to Landlord’s prior written consent as to the design and specifications thereof. Without limitation, Landlord may withhold consent to any Tenant’s Monument Signage that, in Landlord’s reasonable judgment, is not harmonious with the design standards of the Project and Monument Sign, and Landlord may require that Tenant’s Monument Signage be of the same size and style as the other signage on the Monument Sign. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used in Tenant’s Monument Signage; and (if applicable and Landlord consents thereto) any arrangements for illumination.

5.3.	Fabrication; Installation; Maintenance; Removal; Costs. Landlord shall (a) fabricate (substantially in accordance with Tenant’s design approved by Landlord), install and, at the

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expiration or earlier termination of Tenant’s rights under this Section 5, remove Tenant’s Monument Signage; and (b) maintain, repair, and (if applicable) illuminate the Monument Sign. Tenant shall reimburse Landlord, promptly upon demand, for (x) all costs incurred by Landlord in fabricating, installing or removing Tenant’s Monument Signage, and (y) Tenant’s pro rata share (as determined taking into account any other parties using the Monument Sign) of all costs incurred by Landlord in maintaining, repairing and (if applicable) illuminating the Monument Sign.

6.	Building Signage.

6.1	Tenant’s Right to Building Signage. Subject to the terms of this Section 6, from and after the date hereof, Tenant shall have the right to install, maintain, repair, replace and operate the Building Signage (defined below). As used herein, “Building Signage” means a sign that (i) bears the Tenant Name (defined below) and is located at the top of the exterior side of the Building facing East Hillsdale Boulevard and Edgewater Drive (i.e., the West side of the Building), as more particularly shown in Exhibit I attached hereto. As used in this Section 6, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (for purposes of this Section 6, “Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, Tenant’s rights to the Building Signage under this Section 6 shall be personal to the party named as Tenant in the first paragraph of this Lease (for purposes of this Section 6, “Existing Tenant”) and to any successor to Existing Tenant’s interest in the Lease that acquires its interest in the Lease solely by means of one or more Permitted Transfers originating with Existing Tenant, and may not be transferred to any other party.

6.2	Landlord’s Approval. The size, color, materials and all other aspects of the Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion. Without limitation, Landlord may withhold consent to any Building Signage that, in Landlord’s reasonable judgment, is not harmonious with the design standards of the Project.

6.3	General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of the Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Building Signage under this Section 6), Tenant, at its expense, shall remove the Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of the Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Building Signage, and (ii) promptly repair the Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Building Signage altogether, in which event Tenant shall no longer be entitled to Building Signage under this Section 6). Except as may be expressly provided in this Section 6, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Building Signage shall be governed by the provisions of Section 7 of the Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Building Signage as required under this Section 6, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of the Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 6 of the Lease.

7

7.	Rooftop Space.

7.1.	Subject to the terms of this Section 7, during the Term Tenant may use the Roof Space (defined below) for the purpose of installing, operating, maintaining and removing a 26- inch Dish/Antenna (not exceeding 25 pounds in weight) or other communication device approved by the Landlord (the “Dish/Antenna”). As used herein, “Roof Space” means space on the roof of the Building, approximately four (4) square feet in size, and otherwise reasonably designated by Landlord. Landlord may relocate the Roof Space from time to time as reasonably necessary during the Term.

7.2.	Tenant’s design and installation of the Dish/Antenna shall be subject to Sections 7.2 and 7.3 of this Lease as if the Dish/Antenna were being installed in the Premises. Without limiting the foregoing, Landlord shall have the right to approve Tenant’s plans and specifications for the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building, and the manner in which any cables are run to and from the Dish/Antenna. Tenant shall be responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. The Dish/Antenna shall be tagged with weatherproof labels showing manufacturer, model, frequency range, and Tenant’s name. All cable connected to the Dish/Antenna (the “Dish/Antenna Cable”) shall be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved plans and specifications, that the installation was defective, or that the Building has been damaged during installation of the Dish/Antenna, Tenant shall cure such defective condition promptly upon Landlord’s request. If Tenant fails to promptly perform such cure, Landlord may do so, in which event Tenant shall pay Landlord, upon demand, the reasonable cost of such cure. If at any time Landlord, in its sole discretion, deems it necessary, Tenant, at its expense, shall provide and install appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

7.3.	Tenant, after reasonable notice to Landlord, may access the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, Dish/Antenna Cable, the appurtenances and the Aesthetic Screening, if any (collectively, the “Dish/Antenna Items”). Notwithstanding the foregoing, only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision shall have access to the roof of the Building and the Roof Space. Tenant shall use diligent efforts to minimize the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

7.4.	Tenant shall ensure that the installation, maintenance, operation and removal of the Dish/Antenna Items does not damage, or unreasonably interfere with Landlord’s or any other occupant’s use of, the Building or its roof. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall be responsible for any damage caused to the roof or any other part of the Building that may be caused by Tenant or any of its agents or representatives in exercising Tenant’s rights or performing Tenant’s obligations under this Section 7. For purposes of Sections 5, 7 and 10 of this Lease, the Roof Space shall be deemed part of the Premises.

7.5.	Tenant shall install only equipment of types and frequencies that will not unreasonably interfere with Landlord or existing tenants of the Building. If Tenant’s equipment causes such interference, Tenant shall change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If, in Landlord’s reasonable judgment, such interference cannot be eliminated within a reasonable period of time, Tenant shall remove the Dish/Antenna from the Roof Space and remove such other Dish/Antenna Items as Landlord may request.

7.6.

Tenant, at its expense, shall install, operate and maintain the Dish/Antenna Items in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. No Landlord Party shall be responsible for any licensing, operation or maintenance of Tenant’s equipment. Tenant shall be responsible for performing any

8

obligations under its FCC license. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. No Landlord Party shall be liable for any stoppage or shortage of electrical power furnished to the Dish/Antenna or the Roof Space because of (i) any act, omission or requirement of the public utility serving the Building, (ii) any act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or (iii) any other cause beyond Landlord’s reasonable control, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. No Landlord Party shall have any liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

7.7.	The Dish/Antenna Items shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including by patching any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant shall maintain the Dish/Antenna Items in a safe and aesthetically satisfactory condition, as reasonably determined by Landlord, and in good operating condition. Tenant shall keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

7.8.	Before commencing any installation, operation, repair or removal of the Dish/Antenna Items, Tenant shall (a) obtain Landlord’s reasonable approval of the service provider retained to perform such work for Tenant, and (b) notify Landlord of such work and coordinate such work with Landlord in order to avoid impairing any warranties relating to the roof. For the performance of any such work affecting the roof, Tenant, upon Landlord’s request, shall, at Tenant’s expense, retain (or cause its contractor to retain) any contractor having a then existing warranty in effect relating to the roof. Except in an emergency, Landlord shall notify Tenant 30 days before commencing any roof repairs that could interrupt Tenant’s telecommunication service or otherwise adversely affect Tenant’s Dish/Antenna.

7.9.	Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

7.10.	If a Default occurs as a result of any failure by Tenant to perform any obligation under this Section 7, Landlord, without limiting any other rights or remedies, may remove all or any of the Dish/Antenna Items and restore the Building and the Roof Space to the conditions existing before the Dish/Antenna Items were installed, in which event Tenant shall reimburse Landlord, upon demand, for all reasonable expenses of such removal and restoration.

7.11.	Tenant’s rights under this Section 7 may not be transferred to any other party except in connection with a Transfer permitted under this Lease. If Landlord establishes a standard license agreement with respect to the use of roof space by tenants of the Building, Tenant, upon Landlord’s request, shall enter into such license agreement with Landlord provided that such license agreement does not materially reduce Tenant’s rights or increase Tenant’s obligations under this Section 7.

8.	Charging Stations.

8.1

In the Parking Facility and at Landlord’s expense, Landlord shall exercise any right it may have under the CC&Rs (defined below) as an “Owner” (as defined in the CC&Rs) to cause the Project Manager (defined below) to construct or install charging stations (each a “Charging Station” and collectively the “Charging Stations”), with the collective capability to charge 16 electric or hybrid vehicles at a time (by solar power or otherwise), including, without limitation, the installation of appropriate electrical cables and other equipment connecting the Charging Stations to an electrical panel designated by Landlord and/or the Project Manager. Such construction or installation (“Charger Installation Work”) is anticipated to be completed prior to December 1, 2017 (the “Anticipated Charger Installation Date”). Tenant acknowledges and agrees that the Charger Installation Work may be performed before or after the Anticipated Charger Installation

9

Date. Notwithstanding any contrary provision hereof, any delay in the completion of (and any failure to complete) the Charger Installation Work or inconvenience suffered by Tenant during the performance of the Charger Installation Work shall not delay the Beneficial Occupancy Period nor the Commencement Date, nor shall it subject Landlord or the Project Manager to any liability for any loss or damage resulting therefrom or entitle Tenant to any remedy, credit, abatement or adjustment of rent or other sums payable under the Lease.

8.2	From and after the completion of the Charger Installation Work and continuing until the expiration or earlier termination of the Lease (but subject to the provisions of this Section 8 (and, to the extent not inconsistent with the terms of this Section 8, Section 24 of the Lease)), and provided that Tenant is not in Default under this Lease and Tenant’s employees (the “Charger Users”) execute Landlord’s and/or the Project Manager’s (and/or such parties’ operator’s) standard form of agreement and pay the applicable fees related thereto, such Charger Users shall be entitled to use (along with other visitors to the Project, including, without limitation, the general public) the Charging Stations on a first-come-first-serve-basis.

8.3	The use of the Charging Stations shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord and/or the Project Manager for the Charging Stations. Tenant acknowledges that the use of the Charging Stations by the Charger Users shall be at their own risk and that each of the Tenant’s waivers, releases and indemnities set forth in the Lease shall apply (for the benefit of the Landlord Parties and the Project Manager) to Tenant’s and the Charger User’s use of the Charging Stations. The costs of operating, maintaining and repairing the Charging Stations may be included as part of Expenses. Tenant acknowledges that the provisions of this Section 8 shall not be deemed to be a representation by Landlord (and/or the Project Manager) that the Charging Stations (or any other vehicle charging equipment) will be continuously maintained throughout the Term of this Lease, and Landlord (and/or the Project Manager) shall have the right, in such parties’ sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Charging Stations. None of the following circumstances shall render Landlord (and/or the Project Manager) liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement or reduction of Rent, relieve Tenant from the obligation to fulfill any covenant or agreement, or result in an event of default by Landlord under the Lease: (i) Landlord’s (and/or the Project Manager’s) failure to furnish, or any interruption, diminishment or termination of electrical services to the Charging Stations due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions, the occurrence of an event of Force Majeure or for any other reason; (ii) the expansion, contraction, elimination or modification of the Charging Stations, and/or (iii) the termination of Tenant’s or the Charger Users’ ability to use the Charging Stations.

8.4	As used in this Section 8 (and in Section 10 below), the “CC&Rs” shall mean that certain Declaration of Covenants, Conditions and Restrictions for Metro Center, dated May 15, 1985, recorded September 3, 1985, as Instrument No. 85089495 in the Official Records of San Mateo County, California, as modified by (i) that certain First Amendment to Declaration of Covenants, Conditions and Restrictions for Metro Center, dated December 31, 1994, recorded February 7, 1995, as Instrument No. 95012805 in the Official Records of San Mateo County, California, (ii) that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions for Metro Center, dated June 22, 1995, recorded July 26, 1995, as Instrument No. 95076087 in the Official Records of San Mateo County, California and (iii) that certain Agreement Regarding Declarant’s Rights and Resignation and Appointment of Manager, dated April 30, 1998, recorded April 30, 1998, as Instrument No. 98064130 in the Official Records of San Mateo County, California. As used in this Section 8 (and in Section 10 below), the “Project Manager” shall mean the “Manager”, as defined in the CC&Rs. As of the date hereof, the Landlord hereunder is the Project Manager.

9.	Intentionally Omitted.

10.	Bicycle Lockers.

10.1

In the location shown on Exhibit K hereto and at Landlord’s expense, Landlord shall exercise any right it may have under the CC&Rs as an “Owner” (as defined in the CC&Rs) to cause the Project Manager to construct or install 10 bicycle lockers capable of storing two (2) standard sized bicycles per locker (each a “Bicycle Locker” and collectively the “Bicycle Lockers”). Such construction or installation (“Locker Installation Work”)

10

is anticipated to be completed prior to December 1, 2017 (the “Anticipated Locker Installation Date”). Tenant acknowledges and agrees that the Locker Installation Work may be performed before or after the Anticipated Locker Installation Date. Notwithstanding any contrary provision hereof, any delay in the completion of (and any failure to complete) the Locker Installation Work or inconvenience suffered by Tenant during the performance of the Locker Installation Work shall not delay the Beneficial Occupancy Period nor the Commencement Date, nor shall it subject Landlord or the Project Manager to any liability for any loss or damage resulting therefrom or entitle Tenant to any remedy, credit, abatement or adjustment of rent or other sums payable under the Lease.

10.2	From and after the completion of the Locker Installation Work and continuing until the expiration or earlier termination of the Lease (but subject to the provisions of this Section 10), and provided that Tenant is not in Default under this Lease and Tenant’s employees (the “Locker Users”) execute Landlord’s and/or the Project Manager’s (and/or such parties’ operator’s) standard form of agreement, such Locker Users shall be entitled to use (along with other visitors to the Project, including, without limitation, the general public) the Bicycle Lockers on a first-come-first-serve-basis.

10.3	The use of the Bicycle Lockers shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord and/or the Project Manager for the Bicycle Lockers. Tenant acknowledges that the use of the Bicycle Lockers by the Locker Users shall be at their own risk and that each of the Tenant’s waivers, releases and indemnities set forth in the Lease shall apply (for the benefit of the Landlord Parties and the Project Manager) to Tenant’s and the Locker User’s use of the Bicycle Lockers. The costs of operating, maintaining and repairing the Bicycle Lockers may be included as part of Expenses. Tenant acknowledges that the provisions of this Section 10 shall not be deemed to be a representation by Landlord and/or the Project Manager that the Bicycle Lockers (or any other similar facility) shall be continuously maintained throughout the Term of this Lease, and Landlord and/or the Project Manager shall have the right, in such parties’ sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Bicycle Lockers. None of the following circumstances shall render Landlord and/or the Project Manager liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement or reduction of Rent, relieve Tenant from the obligation to fulfill any covenant or agreement, or result in an event of default by Landlord under the Lease: (i) the expansion, contraction, elimination or modification of the Bicycle Lockers, and/or (ii) the termination of Tenant’s or the Locker Users’ ability to use the Bicycle Lockers.

11.	Tenant Security System. Any security system for the Premises (“Tenant Security System”) shall be deemed a Leasehold Improvement and shall be subject to all provisions of this Lease applicable to Leasehold Improvements. Any Tenant Security System (or portion thereof) installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party, shall be deemed a Tenant-Insured Improvement and shall be subject to all provisions of this Lease applicable to Tenant-Insured Improvements. Any Tenant Security System (or portion thereof) installed by Tenant pursuant to this Lease shall be deemed an Alteration and shall be subject to all provisions of this Lease applicable to Alterations. Tenant shall provide Landlord with such access cards, keys, code information and other materials and information as may be necessary for Landlord to access the Premises. From time to time Landlord may review any Tenant Security System, and if Landlord reasonably determines that such Tenant Security System adversely affects the Premises, the Base Building, the Building, or any other occupants of the Building, then, within a reasonable time after Landlord’s written request, Tenant shall make reasonable changes in personnel and/or equipment in order to eliminate such adverse effect.

11

EXHIBIT G

919 EAST HILLSDALE BOULEVARD

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby

Letter of Credit

No.

Issuance Date:

Expiration Date:

Applicant:

Beneficiary

[Insert Name of Landlord]
[Insert Building management office address]

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of          U.S. Dollars ($        ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	The original of this Irrevocable Standby Letter of Credit and any amendments attached thereto.

2.	Beneficiary’s dated statement purportedly signed by an authorized representative reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically extended for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we send you written notice, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to extend this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to:                                          , Attention: Treasury Department. THE ADDITIONAL NOTIFICATION OF NON-EXTENSION TO BE SENT TO [INSERT NAME OF THIRD PARTY] IS A COURTESY NOTIFICATION, AND OUR FAILURE TO SEND SUCH COURTESY NOTIFICATION WILL NOT CAUSE THIS LETTER OF CREDIT TO EXTEND FOR ANY ADDITIONAL PERIOD OF TIME. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with the documents indicated above in the event that we elect not to extend this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized representative of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. In no event shall this Irrevocable Standby Letter of Credit extended beyond [INSERT DATE THAT IS NO EARLIER THAN 60 DAYS FOLLOWING THE SCHEDULED EXPIRATION DATE OF THE LEASE, AS THE SAME MAY BE EXTENDED PURSUANT TO AN EXTENSION OPTION GRANTED UNDER THE LEASE], which shall be the final expiration date of this Irrevocable Standby Letter of Credit. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement (provided that such documents are in compliance with the terms and conditions herein); and (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw paid by us.

12

This Letter of Credit is transferable one or more times, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through [INSERT ISSUER NAME HERE] and only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall automatically be substituted for that of the Beneficiary wherever such Beneficiary’s name appears within this standby Letter of Credit. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account; provided, however, that the payment thereof shall not be a condition precedent the effectiveness of such transfer.

We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit (including, without limitation, any refusal to transfer this Letter of Credit) that is required by such laws, regulations, or orders.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you that each draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at [INSERT ISSUER’S PRESENTATION ADDRESS], Attention: [                    ], on or before the above stated expiration date, or any extended expiration date if applicable.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                          to the attention of                                         .

Very truly yours,

[name]

[title]

13

EXHIBIT A

TO

EXHIBIT G

919 EAST HILLSDALE BOULEVARD

FORM OF LETTER OF CREDIT

TRANSFER REQUEST OF [INSERT ISSUER NAME HERE]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: IS#######

TO:	[INSERT ISSUER NAME HERE]

DATE:

[INSERT ISSUER’S ADDRESS]

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE “TRANSFEROR”) HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE “CREDIT”) TO THE FOLLOWING TRANSFEREE (THE “TRANSFEREE”):

NAME OF TRANSFEREE

ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR’S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON [INSERT ISSUER NAME HERE] WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

(TRANSFEROR’S NAME)

BY:

PRINTED NAME:

TITLE:

PHONE NUMBER:

14

THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR’S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

(BANK’S NAME)

BY:

PRINTED NAME:

TITLE:

[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

15

EXHIBIT H-1

919 EAST HILLSDALE BOULEVARD

OUTLINE AND LOCATION OF SUITE 200 POTENTIAL OFFERING SPACE

This Exhibit “H-1” is provided for informational purposes only and is intended to be only an approximation of the layout of the Suite 200 Potential Offering Space and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Suite 200 Potential Offering Space.

16

SUITE
200
SUITE
250
0 4 8 16 32FT

IDARCHITECTURE

6700 Koll Center Parkway, Suite 110
Pleasanton, CA 94566
Tel: 925.484.5245 / Fax: 925.484.5206
www.idarchitecture.com

Floor 2

METRO CENTER
NORTH & SOUTH WINGS
919 E. HILLSDALE, FOSTER CITY, CA
9-22-2015

Hudson Pacific Properties
121 Spear Street, Suite 120
San Francisco, CA 94105
Tel: 415.777.4100

EXHIBIT H-2

919 EAST HILLSDALE BOULEVARD

OUTLINE AND LOCATION OF SUITE 250 POTENTIAL OFFERING SPACE

This Exhibit “H-2” is provided for informational purposes only and is intended to be only an approximation of the layout of the Suite 250 Potential Offering Space and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Suite 250 Potential Offering Space.

17

SUITE
200
SUITE
250
0 4 8 16 32FT

IDARCHITECTURE
6700 Koll Center Parkway, Suite 110
Pleasanton, CA 94566
Tel: 925.484.5245 / Fax: 925.484.5206
www.idarchitecture.com

Floor 2

METRO CENTER
NORTH & SOUTH WINGS
919 E. HILLSDALE, FOSTER CITY, CA
9-22-2015

Hudson Pacific Properties
121 Spear Street, Suite 120
San Francisco, CA 94105
Tel: 415.777.4100

EXHIBIT I

919 EAST HILLSDALE BOULEVARD

OUTLINE AND LOCATION OF BUILDING SIGNAGE

18

American National
Commercial Real Estate
Due Diligence Management
4125 State Route 43
Kent, OH 44240
888.292.8121
www.amnational.net
LEGEND
LOT 16
EDGEWATER BOULEVARD
EAST HILLSDALE BOULEVARD
N

EXHIBIT J

919 EAST HILLSDALE BOULEVARD

SAMPLE STATEMENT

19

April 1, 20—

919 East Hillside Blvd.

Sample Tenant

Suite 999

Foster City, CA 94404

Re:	919 East Hillsdale

Foster City, CA

Suite 999

Dear Sir/Madam:

In accordance with the terms of your Lease Agreement, your share of the 20— Prior Year Common Area has been calculated. Enclosed is a detailed statement of the 20— expenses along with the calculation for your share.

Please remit the amount shown for the 20— reconciliation and retroactive new estimate adjustment for 20— as summarized below.

Reconciliation amount including applicable tax due	xxx
Total due	xxx

If you have any questions regarding this matter, please do not hesitate to contact us.

Sincerely,

CBRE

Property Manager

919 East Hillsdale

20— Prior Year Common Area Expenses

For the Year Ending 20—

	20— Actual	Expenses After	G
	Expenses	Gross Up	U

Utilities	xxx.xx	xxx.xx	*
Utilities Common Area	xxx.xx	xxx.xx
Janitorial	xxx.xx	xxx.xx	*
Janitorial Common Area	xxx.xx	xxx.xx
Cleaning	xxx.xx	xxx.xx
Parking	xxx.xx	xxx.xx
Engineering	xxx.xx	xxx.xx
Security and Safety	xxx.xx	xxx.xx
Repairs and Maintenance	xxx.xx	xxx.xx
Administrative	xxx.xx	xxx.xx
Management Fee	xxx.xx	xxx.xx	*
Insurance	xxx.xx	xxx.xx
Real Estate Tax	xxx.xx	xxx.xx
Amort of Capital Improvements	xxx.xx	1 xxx.xx

Total 20— Prior Year Common Area Expense	xxx.xx	xxx.xx

An * in the ADM column indicates expenses to which an Administrative Fee has been applied.

An * in the GU column indicates expenses that have been grossed up to 100% per lease, based upon —% occupancy.

HPP Database

2015 PRIOR YEAR COMMON AREA INVOICE

Property Address:	919 East Hillsdale
Tenant Name:	Sample Tenant
Space Number:	00999
Invoice Date:	April 1, 20—

20— Prior Year Common Area Expense	xxx.xx
Prior Year Expense w/ % Increase
Prior Year Expense w/ % Increase

Total Recoverable Expense for Current Year	xxx.xx
Less Stop Amount

Total Recoverable Prior Year Common Area Expense

Tenant Share	xx.x	%

Total Amount Due for 20— Before Cap	xxx.xx
Cap for Year

Total Due for Full Year	xxx.xx
Occupancy Percentage for Year	xx.xx	%

Total Amount Due	xxx.xx
Prior Estimates Billed	xxx.xx

Sales Tax

Total Due	xxx.xx

EXHIBIT K

919 EAST HILLSDALE BOULEVARD

OUTLINE OF BICYCLE LOCKERS

See Attached

This Exhibit “K” is provided for informational purposes only and is intended to be only an approximation of the layout of the bicycle lockers and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the bicycle lockers.

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American National

Commercial Real Estate
Due Diligence Management

4125 State Route 43
Kent, OH 44240

800.200.8121
www.amnational.net

LEGEND
LOT 16

EXHIBIT L

919 EAST HILLSDALE BOULEVARD

FORM LOC CANCELLATION CONSENT LETTER

[INSERT LANDLORD/BENEFICIARY’S LETTERHEAD]

TO:	[INSERT ISSUER NAME HERE]

DATE:

[INSERT ISSUER’S ADDRESS]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: IS#######

Ladies and Gentlemen:

The undersigned Beneficiary of the above-described Letter of Credit hereby consents to the cancellation thereof. This Letter of Credit is no longer required by us and is hereby returned for cancellation.

[INSERT BENEFICIARY SIGNATURE BLOCK]

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